Schedule 1
Federal Income Tax Allocation 2Q2003 Payment (to) from Subs
	Amount	Potomac Capital Inv. Corp Pymt To	Potomac Capital Inv. Corp Pymt From	Pepco Energy Services Pymt To	Pepco Commun Pymt To	Conectiv Pymt To	Conectiv Pymt From	Potomac Electric Power Pymt From	Pepco Holdings Pymt To

Potomac Capital Investment Corp.	*	*
Potomac Capital Joint Leasing Corp.	*	*
Potomac Capital Markets Corp.	*		*
PCI Energy Corporation	*		*
American Energy Corporation	*	*
Potomac Nevada Corporation	*		*
Potomac Nevada Leasing Corporation	*		*
Potomac Harmans Corporation	*		*
Potomac Nevada Investment, Inc.	*	*
Potomac Aircraft Leasing Corp.	*	*
Potomac Land Corporation	*	*
PCI Nevada Corporation	*		*
PCI Queensland Corporation	*	*
PCI-BT Investing L.L.C.	*		*
Pepco Technologies LLC	*	*
Potomac Delaware Leasing Corp.	*		*
Potomac Equipment Leasing Corp.	*		*
Nexgate Communications, Inc.	*	*
Edison Place LLC	*		*
Pepco Enterprises, Inc.	*	*
W.A. Chester, LLC	*		*
Energy & Telecommunications Services	*		*
Severn Cable/Severn Construction LLC	*	*
Pepco Energy Services, Inc.	*			*
Pepco Communications, Inc.	*				*
Edison Capital Reserves Corporation	*							*
Conectiv	*					*
Delmarva Power & Light Company	*						*
Atlantic City Electric Company	*						*
PHI Service Company	*						*
Conectiv Properties and Investments, Inc.	*						*
DCI II, Inc.	*
Conectiv Operating Services Company	*						*
DCTC-Burney, Inc.	*					*
Conectiv Energy Supply, Inc.	*					*
Conectiv Delmarva Generation, Inc.	*						*
Conectiv Atlantic Generation, L.L.C.	*					*
Conectiv Mid-Merit, Inc.	*					*
Conectiv Energy Holding Company	*					*
Conectiv Bethlehem, LLC	*					*
Conectiv Communications, Inc.	*						*
Conectiv Pennsylvania Generation, Inc.	*					*
Pedrick Gen., Inc.	*					*
Atlantic Southern Properties, Inc.	*					*
Atlantic Generation, Inc.	*						*
Vineland Ltd., Inc	*					*
Vineland General, Inc.	*					*
Binghamton Limited, Inc.	*					*
Binghamton General, Inc.	*
ATE Investment, Inc.	*					*
Conectiv Solutions LLC	*					*
Conectiv Thermal Systems, Inc.	*					*
Atlantic Jersey Thermal Systems, Inc.	*					*
King Street Assurance Ltd.	*						*
Potomac Electric Power Company	*							*
Pepco Holdings, Inc.	*
	_______	__________	_________	_________	_______	_______	_______	_________	_______
TOTAL	*	*	*	*	*	*	*	*	*
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* Filed under request for confidential treatment pursuant to Rule 104(b) of the Public Utility Holding Company Act of 1935.